BNY FINANCIAL CORPORATION
A WHOLLY OWNED SUBSIDIARY OF THE BANK OF NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER
HAMILTON

     1290 AVENUE OF THE AMERICAS, NEW YORK, N.Y. 10104
     212-408-7000

March 25, 1998

Signal Apparel Company, Inc.
P.O. Box 4296
200A Manufacturers Road
Chattanooga, Tennessee 37405
Attention: Mr. Jim Elkins, Controller

Re: Your letter of 3/24/98/Request for 12/31/97 covenant waivers

Gentlemen:

By your recent letter, you have requested us to waive your compliance with the following financial covenants set forth in the Amended and Restated Factoring
Agreement between us, bearing the effective date of 5/23/91, as restated as of October
31, 1997 (as amended and supplemented, herein, the "Agreement"), to the extent herein described - namely, Paragraphs 11(a) (iii)
[pertaining to minimum Working
Capital for you and the Other Client (with all initially capitalized terms not defined herein to have the meaning set forth in the Agreement); herein, the "Minimum Working
Capital Covenant"] and 11 (a) (iv) [pertaining to minimum Cumulative Pre-Tax
Operating Earnings for you and other Client (herein, the "Minimum Cumulative Pre-Tax
Operating Earnings Covenant") ]. You have quested that we waive compliance with the Minimum Working Capital Covenant as of 12/31/97 (the
"Waiver Date") and with the
Minimum Cumulative Pre-Tax Operating Earnings Covenant for the calendar year ended on such Waiver Date, to the extent and as more fully specifically described in this letter.

Subject to the matters set forth in the paragraph which immediately follows, we hereby waive compliance with: (a) the Minimum Working Capital
Covenant, to the extent such
non-compliance arose solely as a result of your failure to have as at the Waiver Date, minimum Working Capital for you and the Other Client of not less than
($38,000,000.00), provided that such minimum Working
Capital as of such Waiver Date
was not less than ($42,284,000.00); and (b) the Minimum Cumulative pre-Tax
Operating Earnings Covenant, to the extent such non-compliance arose solely as a result of your failure to have for the calendar year ended on such Waiver Date, minimum Working Capital for you and the Other Client of not less than
($25,000,000.00), provided that such minimum
Cumulative Pre-Tax Operating Earnings
for such calendar year did not exceed
($29,388,000.00).

The limited waiver herein set forth shall not, however, become effective until we shall have received back an copy of this Amendment duly executed by you, and you have signed below also confirming our entitlement to charge and receive a fee in connection with the matters herein set forth in the amount of $10,000, for which fee we shall be entitled to immediately charge your account (s).

Except to the limited extent set forth herein: (a) no waiver of any other term, condition, covenant, agreement or any other aspect of the Agreement is intended or implied; and
(b) and except for the specific period of time and circumstances covered by this letter, no other aspect of the Minimum Working Capital
Covenant and/or the Minimum
Cumulative Pre-Tax Operating Earnings Covenant is or shall be deemed waived, including without limitation for any other period or circumstance, and no such additional waiver is intended or implied. This waiver is therefore limited exclusively to the specific purposes and time period(s) for which it is given.

If the foregoing is in accordance with your understanding, would you kindly sign below to so indicate.

     Very truly yours,

     BNY FINANCIAL CORPORATION



     By        /s/ Wayne Miller
      --------------------------------
     Title:   V.P.

AGREED
Signal Apparel Company, Inc.


By     /s/ David E. Houseman
--------------------------------------
Title:  Chief Executive Officer